NEWS  RELEASE
-------------
NEW  BRUNSWICK  SCIENTIFIC  CO.,  INC.
BOX  4005  -  44  TALMADGE  RD.  -  EDISON,  NJ  08818-4005  -  732-287-1200
FAX  732-287-4222
INTERNET:  HTTP://WWW.NBSC.COM   -   E-MAIL:  BIOINFO@NBSC.COM

INVESTOR  CONTACT:
Samuel  Eichenbaum
Vice  President,  Finance
732.650.2500
E-mail:  same@nbsc.com     FOR  IMMEDIATE  RELEASE
                           -----------------------


      NEW BRUNSWICK SCIENTIFIC REPORTS FIRST-QUARTER 2003 FINANCIAL RESULTS

EDISON, NEW JERSEY, MAY 13, 2003-New Brunswick Scientific Co., Inc. (NBS) (NASDAQ: NBSC), a designer and manufacturer of a wide variety of research equipment and scientific instruments for the life sciences, today announced financial results for the 2003 first quarter ended March 29, 2003.

For 2003's first quarter, net sales were $11,585,000, a 12.7% decline from the $13,263,000 reported for last year's first three months. The revenue decline reflects sharp reductions in domestic and world market capital expenditures for life science equipment. All of the Company's product lines were impacted by lower sales during the period with the exception of ultra-low temperature freezers. Gross margins for the 2003 first quarter fell to 36.2% from 42.8% a year ago, primarily due to unabsorbed manufacturing overhead caused by the decreased activity and downward pressure on prices. SG&A expenses were down slightly on a dollar basis, but represented 35.4% of sales versus 31.0% in the year-ago period.

New Brunswick Scientific thus incurred a first-quarter net loss of $432,000 or $0.06 per diluted share compared with first-quarter 2002 net income of $566,000 or $0.07 per diluted share, reflecting the aforementioned factors as well as product development costs, which were up 43.1% during the quarter.

Co-founder and Chairman David Freedman said: "As we projected, softness has lingered into the opening months of 2003. Its persistence suggests a mixed near-term outlook. The efficiency improvements that we have implemented over the past year continue to result in shortened lead times and better sourcing. However, our financial results have yet to reflect the full impact of these efforts due to the significant capital expenditure declines in both our domestic and international markets during these challenging times. In response to these difficult market conditions, we initiated a 9% reduction-in-force at our Edison facility in April, which will result in a second quarter charge of approximately $100,000. While we are unable accurately to pinpoint when normalization will occur, our efficiency improvements and increased expenditures for product development, which reflect our focus on product innovation, have positioned us to prosper when our markets recover. We intend to introduce a number of new products at large industry trade shows this month including additional models of our new customizable line of sterilizable-in-place fermentors, a small sterilizable-in-place benchtop fermentor and a new biological shaker."

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


Mr. Freedman, commenting on developments with DGI BioTechnologies, Inc., a drug-lead discovery operation in which NBS holds a minority equity position, said: "As announced previously, near the end of last year's third quarter, DGI's two major shareholders-NBS and BankInvest- had provided DGI with a bridge loan in order to sustain its operations until DGI's anticipated closing of a financing transaction with an investment group. It has recently become definite that this financing will not take place, however, DGI has entered into an arrangement with an investment group, which includes current DGI management, to provide short-term financing, which in addition to anticipated revenues DGI management believes should provide operating funds through the first quarter of 2004. The Company has agreed to receive shares in DGI for the next 12 months in lieu of rent from DGI ultimately resulting in a fully diluted interest in DGI of 23.4%.

New Brunswick Scientific Co., Inc., designs and manufactures a wide variety of research equipment and scientific instruments for the life sciences and holds a minority equity position in DGI BioTechnologies, Inc., a drug-lead-discovery operation.

This press release includes statements that may constitute forward-looking statements made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Further information concerning risk factors is described in the Company's Securities and Exchange Commission filings.

                          --FINANCIAL RESULTS FOLLOW--

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
              NEW BRUNSWICK SCIENTIFIC CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per-share amounts)
                                   (Unaudited)



                                                                                       Three Months Ended
                                                                                      March 29,  March 31,
                                                                                        2003         2002
                                                       --------------------------------------  -----------

Net sales                                              $                              11,585   $   13,263

Operating costs and expenses:
  Cost of sales                                                                        7,392        7,583
  Selling, general and administrative expenses                                         4,104        4,110
  Research, development and engineering expenses                                         857          599
                                                       --------------------------------------  -----------

    Total operating costs and expenses                                                12,353       12,292
                                                       --------------------------------------  -----------

(Loss) income from operations                                                           (768)         971

Other income (expense):
  Interest income                                                                         18            9
  Interest expense                                                                      (114)        (115)
  Other, net                                                                             144            6
                                                       --------------------------------------  -----------
                                                                                          48         (100)
                                                       --------------------------------------  -----------

(Loss) income before income tax (benefit) expense                                       (720)         871
Income tax (benefit) expense                                                            (288)         305
                                                       --------------------------------------  -----------
Net (loss) income                                      $                                (432)  $      566
                                                       ======================================  ===========

Basic net (loss) income per share                      $                               (0.06)  $     0.08
                                                       ======================================  ===========

Diluted net (loss) income per share                    $                               (0.06)  $     0.07
                                                       ======================================  ===========

Basic weighted average number of shares outstanding                                    7,791        7,494
                                                       ======================================  ===========

Diluted weighted average number of shares outstanding                                  7,791        7,678
                                                       ======================================  ===========




                          SELECTED BALANCE SHEET ITEMS
                             (Dollars in thousands)



                                                 MARCH 29,     DECEMBER 31,
                                                    2003           2002
                                              ----------  -------------
         (Unaudited)
Cash and cash equivalents                     $    6,975  $       9,718
Accounts receivable                                9,642          9,991
Inventories                                       12,694         11,676
Property, plant and equipment, net                 5,595          5,615
Total assets                                      43,507         45,264
Accounts payable and accrued expenses              5,363          6,489
Long-term debt, net of current installments        5,136          5,213
Shareholders' equity                              30,104         30,642
Working capital                                   25,739         26,251
Current ratio                                   5.5 to 1       4.8 to 1


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